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                                                                    EXHIBIT 10.2


                           MASTER CUSTODIAN AGREEMENT


                                     BETWEEN



                               R&G MORTGAGE CORP.


                                       AND



                          GUAYNABO FEDERAL SAVINGS BANK

                             DATED FEBRUARY 16, 1990


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                           MASTER CUSTODIAN AGREEMENT

     MASTER CUSTODIAN AGREEMENT, dated February 16, 1990, by and between R&G Mortgage Corporation, a mortgage banking corporation organized under the laws of the Commonwealth of Puerto Rico ("R&G") and Guaynabo Federal Savings Bank, a federally-chartered stock savings bank (the "Bank").

                               W I T N E S S E T H

     WHEREAS, the Bank and R&G have entered into a Stock Purchase Agreement dated August 8, 1989, as amended (the "Stock Purchase Agreement") hereof;

     WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Stock Purchase Agreement that R&G and the Bank, subject to and conditioned upon all required regulatory approvals, execute this Agreement; and

     WHEREAS, R&G desires that the Bank become the custodial agent for R&G of all the documentation related to the issuance of Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ( "FNMA" ) or the Federal Home Loan Mortgage Corporation ("FHLMC") mortgage-backed loans (the "Documentation") as, from time to time, R&G shall specify and make subject to the terms hereof.

     NOW, THEREFORE, INTENDING TO BE LEGALLY BOUND, THE PARTIES AGREE AS
FOLLOWS:

     1.0 APPLICABILITY. From time to time, R&G shall deposit with the Bank the Documentation that, in R&G's sole discretion, R&G shall designate and make subject to the terms hereof. Said Documentation shall be held by the Bank as custodian for R&G and


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is to be maintained and disposed by the Bank pursuant to written instructions given by R&G and in accordance with all applicable laws and regulations.

     2.0 BANK NOT TO ACT AS NOMINEE. For purposes of this Agreement, the Bank shall not, and shall not be deemed to, act as R&G's nominee.

     3.0 FEES. The Bank shall provide its custodial services hereunder at a fee of $4.00 per each mortgage-backed loan per year.

     4.0 STATEMENT OF HOLDINGS. On a monthly basis, the Bank shall send to R&G a statement of the Documentation holdings that indicates the status of R&G's custodial account. Any perceived discrepancy with the instructions given by R&G to the Bank should be notified by the 30th day of every month.

     5.0  COVENANTS OF THE PARTIES.

          (a) The Bank shall comply with any applicable laws, rules, and regulations, including, but not limited to, providing and obtaining appropriate safe-keeping facilities and insurance policies, and entering into such custodial agreements with, and as reasonably required by, GNMA, the FNMA or the FHLMC.

          (b) Each of the Bank and R&G will use their respective best efforts to obtain any consents of third parties and regulatory approvals and, provided that unreasonable effort and expense is not required, will give full cooperation to obtain all consents, approvals and authorizations needed by the parties to perform and fulfill the obligations hereunder.

     6.0 INDEMNIFICATION. R&G shall indemnify the Bank and hold it harmless against any loss, liability or expense (including reasonable legal and other fees and expenses) arising


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out of or in connection with the performance of its duties hereunder, except that the Bank shall not be indemnified against any such loss, liability or expense arising out of its bad faith, gross negligence or willful failure to perform its obligations hereunder, including the costs and expenses of defending itself against any claim or liability in connection therewith. The Bank shall notify R&G in writing of the written assertion of a claim against the Bank or the summons or other legal process commencing any action against it promptly after the Bank shall have received any such written assertion of a claim or shall have been served with a summons or other legal process giving information as to the nature and basis of the claim. R&G shall be entitled to participate in the defense of any such claim or legal action, and if it so elects at any time after receipt of such notice, R&G may assume the defense of any suit brought to enforce any such claim, PROVIDED, HOWEVER, that if separate defenses to any such suit are available to the Bank which require that it be represented by separate counsel, then R&G shall be responsible for payment of reasonable attorney's fees of one separate counsel.

     7.0 NOTICES. Unless otherwise agreed herein, any notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed, postage-prepaid, to (a) in the case of the Bank, Los Jardines Shopping Center, Guaynabo, Puerto Rico 00651,
Attention: President, or such other address as may hereafter be furnished to R&G in writing by the Bank; (b) in the case of R&G, G.P.O. Box 2394, San Juan, Puerto Rico 00936, Attention: Mr. Victor Galan, or such other address that may be furnished to the Bank by R&G.


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     8.0  TERMINATION.  Either party may terminate this Agreement at any time upon one-hundred and twenty (120) days written notice after obtaining all necessary regulatory approvals.

     IN WITNESS WHEREFORE, the Bank and R&G have caused their names to be signed hereto by their respective officers thereunder duly authorized as of the day and year first above written.


                                      GUAYNABO FEDERAL SAVINGS BANK


                                      By:    /s/ Martin J. Rovira
                                             -----------------------------------
                                      Name:  Martin J. Rovira
                                      Title: Chief Executive Officer




                                      R&G MORTGAGE CORP.


                                      By:    /s/ Victor J. Galan
                                             -----------------------------------
                                      Name:  Victor J. Galan
                                      Title: President


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                                Amendment To The
                           Master Custodian Agreement
                                  June 27, 1996


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                                AMENDMENT TO THE
                           MASTER CUSTODIAN AGREEMENT

                           executed previously between

                              R & G MORTGAGE CORP.

                                       and

                           R & G FEDERAL SAVINGS BANK
                      (NOW R-G PREMIER BANK OF PUERTO RICO)



     This AMENDMENT to the MASTER CUSTODIAN AGREEMENT, executed on June 27, 1996, by and between R & G Mortgage Corp., a mortgage banking firm organized under the laws of the Commonwealth of Puerto Rico ("R&G") and R-G Premier Bank of Puerto Rico, a locally-chartered commercial bank (the "Bank").

                                   WITNESSETH

     WHEREAS, R & G and the Bank entered into a Master Custodial Agreement dated February 16, 1990 (the "Agreement");

     WHEREAS, by action of the Ancillary Agreements Committee of the Board of Directors of the Bank at a meeting held on December 14, 1990, the Committee RESOLVED to increase the custodial fees charged to R&G Mortgage from $4.00 per case per year to $5.00 per case per year;

     WHEREAS, by action of the Board of Directors of the Bank at a meeting held on December 21, 1990, the Board of Directors RESOLVED to accept the recommendation of the Ancillary Agreements Committee and increase the custodial fees charged to R&G Mortgage from $4.00 per case per year to $5.00 per case per year;

     WHEREAS, the sole stockholder of R&G authorized the increase in custodial fees charged to R&G following the action of the Board of Directors of the Bank;

     WHEREAS, the parties hereto have since December 1990 conducted themselves under the Agreement as if the same had formally been amended to reflect such increase in custodial fees and now desire to formalize such amendment;

     NOW, THEREFORE, intending to be legally bound, the parties hereby agree to amend the Agreement as follows:

     I. The reference to $4.00 in Section 3.0 of the Agreement is changed to $5.00.


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     II.  The rest, residue and remainder of the Agreement is hereby reaffirmed, ratified and incorporated as is fully set forth herein.

     IN WITNESS WHEREOF, the parties hereto have duly executed this amendment to the Agreement this 27th day of June, 1996.

                                  R-G PREMIER BANK OF PUERTO RICO



                                  By: /s/ Osvaldo Domenech
                                      ------------------------------------------
                                      Osvaldo Domenech
                                      Executive Vice President



                                  R & G MORTGAGE CORP.



                                  By: /s/ Ramon Prats
                                      ------------------------------------------
                                      Ramon Prats
                                      Executive Vice President



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